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                                                                  EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-35676 of QRS Corporation on Form S-3 of our report dated February 23, 2000, on the financial statements of Image Info Inc., as of and for the years ended December 31, 1999 and 1998, included in QRS Corporation's Current Report on Form 8-K/A dated March 27, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



GOLDSTEIN GOLUB KESSLER LLP


June 7, 2000
New York, New York